Exhibit 99.1

Nektar Therapeutics Reports Third Quarter 2025 Financial Results

SAN FRANCISCO, Nov. 6, 2025 /PRNewswire/ -- Nektar Therapeutics (Nasdaq: NKTR) today reported financial results for the third quarter ended September 30, 2025.

Cash and investments in marketable securities on September 30, 2025 were $270.2 million as compared to $269.1 million on December 31, 2024. Nektar’s cash and marketable securities at September 30, 2025 includes $107.2 million of net proceeds from the secondary offering closed on July 2, 2025 and $34.3 million of net proceeds for the issuance of registered stock under the Company’s filed at-the-market, “ATM”, offering. Following the end of the third quarter, an additional $38.3 million of net proceeds were also raised from the ATM offering in October 2025. We expect our cash and investments in marketable securities to support our operations into the second quarter of 2027.

“We have made tremendous progress advancing rezpegaldesleukin, and the emerging data from the REZOLVE-AD study continue to demonstrate a highly differentiated profile for this first-in-class, novel regulatory T cell mechanism in moderate-to-severe atopic dermatitis,” said Howard W. Robin, President and CEO of Nektar. “We will present important new findings from REZOLVE-AD this weekend at the ACAAI Scientific Meeting highlighting the potential of rezpegaldesleukin to treat atopic dermatitis and co-morbid asthma, which occurs in about 25% of atopic dermatitis patients. These compelling data give rezpegaldesleukin a unique position in the competitive landscape as this efficacy signal has not been observed with other biologic mechanisms recently approved or in advanced development. Notably, this year’s Nobel Prize in Physiology or Medicine, was awarded for discoveries establishing FOXP3-positive Tregs as essential for peripheral immune tolerance, and we were humbled that rezpegaldesleukin data were referenced in the background documents from the Nobel Committee. Finally, we look forward to reporting in December the topline data for rezpegaldesleukin in patients with severe-to-very-severe alopecia areata, a chronic auto-immune condition that greatly impacts quality of life and mental health for these patients.”

Summary of Financial Results

Revenue in the third quarter of 2025 was $11.8 million as compared to $24.1 million in the third quarter of 2024. Revenue for the first nine months of 2025 was $33.4 million compared to $69.3 million in the first nine months of 2024. Revenue has decreased year over year because we no longer recognize product sales due to the sale of the Huntsville manufacturing facility in December 2024.

Total operating costs and expenses in the third quarter of 2025 were $43.5 million as compared to $58.5 million in the third quarter of 2024. Total operating costs and expenses in the first nine months of 2025 were $145.9 million compared to $188.8 million in the first nine months of 2024. Operating costs and expenses for the third quarter and first nine months of 2025 decreased due to the elimination of cost of goods sold following the sale of the Huntsville manufacturing facility and deceases in research and development expenses, as well as non-cash impairment charges recorded in the first nine months of 2024.

R&D expense in the third quarter of 2025 was $27.3 million as compared to $35.0 million for the third quarter of 2024. For the first nine months of 2025, R&D expense was $87.6 million compared to $92.2 million in the first nine months of 2024. R&D expense decreased in the first nine months of 2025 primarily due to a decrease in expense for the development of NKTR-255, partially offset by an increase in expenses for the development of rezpegaldesleukin and NKTR-0165.

G&A expense was $16.1 million in the third quarter of 2025 as compared to $19.0 million in the third quarter of 2024. G&A expense was $57.5 million for the first nine months of 2025 compared to $59.6 million in the first nine months of 2024. G&A expense decreased for both the third quarter and the first nine months of 2025 due to decreases in facilities and stock-based compensation expenses offset by an increase in legal expenses.

Non-cash restructuring and impairment charges were not material in the third quarter and the first nine months of 2025. Non-cash restructuring and impairment charges were less than $0.1 million in the third quarter of 2024 and $14.3 million in the first nine months of 2024. These non-cash charges were related to the declining San Francisco commercial real estate market and real estate lease obligations held by Nektar.

In the first quarter of 2025, we began accounting for our investment in the new portfolio company, Gannet BioChem, under the equity method of accounting which calculates our gain or loss based on the change in our share of Gannet BioChem’s equity each quarter. This resulted in non-cash losses from the equity method investment of $0.5 million in the third quarter of 2025 and $7.4 million for the first nine months of 2025.

Net loss for the third quarter of 2025 was $35.5 million or $1.87 basic and diluted loss per share as compared to a net loss of $37.1 million or $2.661 basic and diluted loss per share in the third quarter of 2024. Net loss in the first nine months of 2025 was $128.0 million or $8.14 basic and diluted loss per share compared to a net loss of $126.2 million or $9.271 basic and diluted loss per share in the first nine months of 2024. Excluding the $0.5 million and $7.4 million non-cash loss from our equity method investment in Gannet BioChem, net loss, on a non-GAAP basis, for the third quarter and the first nine months of 2025 were $35.0 million and $120.6 million, respectively, or $1.85 and $7.67 basic and diluted loss per share, respectively.

Recent Business Highlights

•	In October of 2025, Nektar’s abstract “Rezpegaldesleukin, Novel Treg-Inducing Therapy, Demonstrates Efficacy in Atopic Dermatitis and Asthma in Phase 2b Trial” was accepted for a late-breaking oral abstract presentation at the American College of Allergy, Asthma and Immunology’s 2025 Annual Scientific Meeting (ACAAI). These data will be presented at ACAAI on Saturday, November 8, 2025 at 5:33pm ET.

[1]	The per share amounts have been retrospectively adjusted to reflect a one-for-fifteen reverse stock split completed on June 8, 2025.

•	In September of 2025, Nektar presented data from the REZOLVE-AD Phase 2b study of rezpegaldesleukin in atopic dermatitis in a late-breaker oral presentation at European Academy of Dermatology and Venereology (EADV) 2025 Congress.

•	In July of 2025, the U.S. Food and Drug Administration (FDA) granted Fast Track designation for rezpegaldesleukin for the treatment of severe-to-very-severe alopecia areata (AA) in adults and pediatric patients 12 years of age and older who weigh at least 40 kilograms.

•	In July of 2025, Nektar announced the successful closing of a public offering of its common stock including the full exercise of underwriters’ option to purchase additional shares, raising $115 million in gross proceeds.

Conference Call to Discuss Third Quarter 2025 Financial Results

Nektar management will host a conference call to review the results beginning at 5:00 p.m. Eastern Time/2:00 p.m. Pacific Time on November 6, 2025.

This press release and live audio-only webcast of the conference call can be accessed through a link that is posted on the Home Page and Investors section of the Nektar website: https://ir.nektar.com/. The web broadcast of the conference call will be available for replay through February 6, 2025.

To access the conference call by phone, please pre-register at Nektar Earnings Call Registration. All registrants will receive dial-in information and a PIN allowing them to access the live call.

About Nektar Therapeutics

Nektar Therapeutics is a clinical-stage biotechnology company focused on developing treatments that address the underlying immunological dysfunction in autoimmune and chronic inflammatory diseases. Nektar’s lead product candidate, rezpegaldesleukin (REZPEG, or NKTR-358), is a novel, first-in-class regulatory T cell stimulator being evaluated in two Phase 2b clinical trials, one in atopic dermatitis, one in alopecia areata, and in one Phase 2 clinical trial in Type 1 diabetes mellitus. Nektar’s pipeline also includes a preclinical bivalent tumor necrosis factor receptor type II (TNFR2) antibody and bispecific programs, NKTR-0165 and NKTR-0166, and a modified hematopoietic colony stimulating factor (CSF) protein, NKTR-422. Nektar, together with various partners, is also evaluating NKTR-255, an investigational IL-15 receptor agonist designed to boost the immune system’s natural ability to fight cancer, in several ongoing clinical trials.

Nektar is headquartered in San Francisco, California. For further information, visit www.nektar.com and follow us on LinkedIn.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements which can be identified by words such as: “will,” “develop,” “potential,” “target,” “address,” “may,” “expect” and similar references to future periods. Examples of forward-looking statements include, among others, statements regarding the therapeutic potential of, and future development plans for, rezpegaldesleukin, NKTR-0165, NKTR-0166, NKTR-422, and NKTR-255. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results to differ materially from those indicated in the forward-looking statements include, among others: (i) our statements regarding the therapeutic potential of rezpegaldesleukin, NKTR-0165, NKTR-0166, NKTR-422 and NKTR-255 are based on preclinical and clinical findings and observations and are subject to change as research and development continue; (ii) rezpegaldesleukin, NKTR-0165, NKTR-0166, NKTR-422 and NKTR-255 are investigational agents and continued research and development for these drug candidates is subject to substantial risks, including negative safety and efficacy findings in future clinical studies (notwithstanding positive findings in earlier preclinical and clinical studies); (iii) rezpegaldesleukin, NKTR-0165, NKTR-0166, NKTR-422 and NKTR-255 are in clinical development and the risk of failure is high and can unexpectedly occur at any stage prior to regulatory approval; (iv) data reported from ongoing clinical trials are necessarily interim data only and the final results will change based on continuing observations; (v) the timing of the commencement or end of clinical trials and the availability of clinical data may be delayed or unsuccessful due to regulatory delays, slower than anticipated patient enrollment, manufacturing challenges, changing standards of care, evolving regulatory requirements, clinical trial design, clinical outcomes, competitive factors, or delay or failure in ultimately obtaining regulatory approval in one or more important markets; (vi) a Fast Track designation does not increase the likelihood that rezpegaldesleukin will receive marketing approval in the United States; (vii) patents may not issue from our patent applications for our drug candidates, patents that have issued may not be enforceable, or additional intellectual property licenses from third parties may be required; and (viii) certain other important risks and uncertainties set forth in our Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on August 8, 2025. Any forward-looking statement made by us in this press release is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Contacts:

For Investors:

Vivian Wu

VWu@nektar.com

Corey Davis, Ph.D.
LifeSci Advisors, LLC

cdavis@lifesciadvisors.com

212-915-2577

Ahu Demir, Ph.D.

LifeSci Advisors, LLC

ademir@lifesciadvisors.com

212-915-3820

For Media:

Jonathan Pappas
LifeSci Communications
857-205-4403
jpappas@lifescicomms.com

NEKTAR THERAPEUTICS

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	September 30, 2025	December 31, 2024(1)(2)
ASSETS
Current assets:
Cash and cash equivalents	$41,032	$44,252
Short-term investments	229,176	210,974
Other current assets	11,149	6,066
Total current assets	281,357	261,292

Long-term investments	-	13,869
Property and equipment, net	2,826	3,411
Operating lease right-of-use assets	7,171	8,413
Equity method investment in Gannet BioChem	4,837	12,218
Other assets	5,156	4,647
Total assets	$301,347	$303,850

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	15,563	11,560
Accrued expenses	28,594	29,972
Operating lease liabilities, current portion	22,183	19,868
Total current liabilities	66,340	61,400

Operating lease liabilities, less current portion	69,732	82,696
Liabilities related to the sales of future royalties, net	75,164	91,776
Other long-term liabilities	5,025	7,241
Total liabilities	216,261	243,113

Commitments and contingencies

Stockholders’ equity:
Preferred stock	-	-
Common stock	2	1
Capital in excess of par value	3,809,235	3,659,885
Treasury stock	-	(3,000)
Accumulated other comprehensive income (loss)	56	61
Accumulated deficit	(3,724,207)	(3,596,210)
Total stockholders’ equity	85,086	60,737
Total liabilities and stockholders’ equity	$301,347	$303,850

(1)	The consolidated balance sheet at December 31, 2024 has been derived from the audited financial statements at that date but does not include all of the information and notes required by generally accepted accounting principles in the United States for complete financial statements.

(2)	All share and per share amounts have been retrospectively adjusted to reflect a one-for-fifteen reverse stock split

NEKTAR THERAPEUTICS

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except share and per share information)

(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2025	2024(2)	2025	2024(2)

Revenue:
Product sales	$-	$8,015	$-	$20,689
Non-cash royalty revenue related to the sales of future royalties	11,490	15,731	33,125	48,029
License, collaboration and other revenue	300	378	300	534
Total revenue	11,790	24,124	33,425	69,252

Operating costs and expenses:
Cost of goods sold	-	4,435	-	22,709
Research and development	27,252	35,031	87,618	92,163
General and administrative	16,070	18,957	57,488	59,616
Restructuring and impairment	140	46	756	14,310
Total operating costs and expenses	43,462	58,469	145,862	188,798
Loss from operations	(31,672)	(34,345)	(112,437)	(119,546)

Non-operating income (expense):
Non-cash interest expense on liabilities related to the sales of future royalties	(6,047)	(6,020)	(16,415)	(17,959)
Interest income	2,819	3,437	7,662	11,558
Other income (expense), net	(121)	(120)	405	(255)
Total non-operating income (expense), net	(3,349)	(2,703)	(8,348)	(6,656)

Loss before provision (benefit) for income taxes and equity method investment	(35,021)	(37,048)	(120,785)	(126,202)

Provision (benefit) for income taxes	(33)	9	(169)	20
Loss before equity method investment	(34,988)	(37,057)	(120,616)	(126,222)

Loss from equity method investment	(534)	-	(7,381)	-
Net loss	$(35,522)	$(37,057)	$(127,997)	$(126,222)

Basic and diluted net loss per share	$(1.87)	$(2.66)	$(8.14)	$(9.27)

Weighted average shares outstanding used in computing basic and diluted net loss per share	18,946,559	13,949,851	15,716,396	13,619,270

(2)	All share and per share amounts have been retrospectively adjusted to reflect a one-for-fifteen reverse stock split